EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2018 Second Quarter Results

Second Quarter 2018 Sales Increased 13.9% to $219.0 Million
Second Quarter 2018 Earnings Per Share Improved to $0.17
August 2018 Comparable Sales Increased 9.5%

LYNNWOOD, Wash., Sept. 06, 2018 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the second quarter ended August 4, 2018.

Total net sales for the second quarter ended August 4, 2018 (13 weeks) increased 13.9% to $219.0 million from $192.2 million in the quarter ended July 29, 2017 (13 weeks). Comparable sales for the thirteen weeks ended August 4, 2018 increased 6.3% compared to a comparable sales increase of 4.7% for the thirteen weeks ended July 29, 2017. Net income for the second quarter of fiscal 2018 was $4.4 million, or $0.17 per diluted share, compared to a net loss of $0.6 million, or $0.02 per diluted share in the second quarter of the prior fiscal year.

Total net sales for the six months (26 weeks) ended August 4, 2018 increased 13.9% to $425.3 million from $373.4 million reported for the six months (26 weeks) ended July 29, 2017. Comparable sales increased 7.2% for the twenty-six weeks ended August 4, 2018 compared to a comparable sales increase of 3.3% for the twenty-six weeks ended July 29, 2017. Net income for the first six months of fiscal 2018 was $1.8 million, or $0.07 per diluted share, compared to a net loss for the first six months of the prior fiscal year of $5.1 million, or $0.21 per diluted share.

At August 4, 2018, the Company had cash and current marketable securities of $132.9 million compared to cash and current marketable securities of $70.7 million at July 29, 2017. The increase in cash and current marketable securities was driven by cash generated through operations partially offset by capital expenditures.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “We delivered our strongest second quarter in several years.  Our differentiated merchandise offering combined with our authentic brand positioning and seamless multi-channel shopping experience continue to drive robust comparable sales gains.  We also expanded product margins by 30 basis points through increased full price selling and meaningfully leveraged our expenses on higher sales.  The broad based improvements across our business fueled a marked improvement in profitability compared with a year ago.  We are very encouraged by our recent performance, and with the second half of the year off to a solid start, we are heading into our busiest selling season with great momentum.”

August 2018 Sales
Total net sales for the four-week period ended September 1, 2018 increased 9.0% to $107.4 million, compared to $98.6 million for the four-week period ended August 26, 2017. The Company's comparable sales increased 9.5% for the four-week period ended September 1, 2018 compared to a comparable sales increase of 7.4% for the four-week period ended August 26, 2017.

Fiscal 2018 Third Quarter & Full Year Outlook
The Company is introducing guidance for the three months ending November 3, 2018. Net sales are projected to be in the range of $247 to $252 million including anticipated comparable sales growth of between 4.0% and 6.0%. Consolidated operating margins are expected to between 6.5% and 7.0% resulting in net income per diluted share of approximately $0.45 to $0.51. The Company currently intends to open approximately 13 new stores in fiscal 2018, including up to 5 stores in the United States, 7 stores in Europe and 1 store in Australia.

Conference call Information
A conference call will be held today to discuss second quarter fiscal 2018 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 7348439.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of September 1, 2018 we operated 703 stores, including 610 in the United States, 50 in Canada, 36 in Europe and 7 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, blue-tomato.com and fasttimes.com.au

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s quarterly report on Form 10-Q for the quarter ended May 5, 2018 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.
 CONDENSED CONSOLIDATED STATEMENTS OF INCOME / (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	August 4, 2018	% of Sales	July 29, 2017	% of Sales
Net sales	$218,971	100.0%	$192,245	100.0%
Cost of goods sold	146,436	66.9%	132,449	68.9%
Gross profit	72,535	33.1%	59,796	31.1%
Selling, general and administrative expenses	65,837	30.0%	60,558	31.5%
Operating profit (loss)	6,698	3.1%	(762)	(0.4%)
Interest income, net	238	0.1%	92	0.0%
Other income (expense), net	248	0.1%	(23)	0.0%
Earnings (loss) before income taxes	7,184	3.3%	(693)	(0.4%)
Provision (benefit) for income taxes	2,807	1.3%	(85)	(0.1%)
Net income (loss)	$4,377	2.0%	$(608)	(0.3%)
Basic earnings (loss) per share	$0.18		$(0.02)
Diluted earnings (loss) per share	$0.17		$(0.02)
Weighted average shares used in computation of earnings (loss) per share:
Basic	24,955		24,689
Diluted	25,188		24,689

ZUMIEZ INC.
 CONDENSED CONSOLIDATED STATEMENTS OF INCOME / (LOSS)
(In thousands, except per share amounts)

	Six Months Ended
	August 4, 2018	% of Sales	July 29, 2017	% of Sales
Net sales	$425,257	100.0%	373,399	100.0%
Cost of goods sold	290,136	68.2%	261,555	70.0%
Gross profit	135,121	31.8%	111,844	30.0%
Selling, general and administrative expenses	130,133	30.6%	118,841	31.9%
Operating profit (loss)	4,988	1.2%	(6,997)	(1.9%)
Interest income, net	521	0.1%	174	0.0%
Other expense, net	(233)	(0.1%)	(472)	(0.1%)
Earnings (loss) before income taxes	5,276	1.2%	(7,295)	(2.0%)
Provision (benefit) for income taxes	3,506	0.8%	(2,239)	(0.6%)
Net income (loss)	$1,770	0.4%	(5,056)	(1.4%)

Basic earnings (loss) per share	$0.07		(0.21)
Diluted earnings (loss) per share	$0.07		(0.21)
Weighted average shares used in computation of earnings (loss) per share:
Basic	24,894		24,635
Diluted	25,211		24,635

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	August 4, 2018	February 3, 2018	July 29, 2017
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$41,409	$24,041	$17,291
Marketable securities	91,500	97,864	53,433
Receivables	20,554	17,027	16,334
Inventories	149,656	125,826	141,782
Prepaid expenses and other current assets	16,169	14,405	15,378
Total current assets	319,288	279,163	244,218
Fixed assets, net	125,141	128,852	131,934
Goodwill	59,336	62,912	60,057
Intangible assets, net	15,470	16,696	15,903
Deferred tax assets, net	4,417	4,174	9,733
Other long-term assets	6,815	7,713	7,022
Total long-term assets	211,179	220,347	224,649
Total assets	$530,467	$499,510	$468,867

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$79,370	$37,861	$60,652
Accrued payroll and payroll taxes	15,640	20,650	15,684
Income taxes payable	2,580	5,796	68
Deferred rent and tenant allowances	7,895	8,073	8,393
Short term borrowings	5,623	943	—
Other liabilities	21,274	25,924	23,657
Total current liabilities	132,382	99,247	108,454
Long-term deferred rent and tenant allowances	38,265	39,275	40,795
Other long-term liabilities	4,781	5,073	5,113
Total long-term liabilities	43,046	44,348	45,908
Total liabilities	175,428	143,595	154,362

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 25,520 shares issued and outstanding at August 4, 2018, 25,249 shares issued and outstanding at February 3, 2018 and 25,231 shares issued and outstanding at July 29, 2017	149,961	146,523	143,682
Accumulated other comprehensive (loss) income	(8,101)	35	(6,676)
Retained earnings	213,179	209,357	177,499
Total shareholders’ equity	355,039	355,915	314,505
Total liabilities and shareholders’ equity	$530,467	$499,510	$468,867

 ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	August 4, 2018	July 29, 2017
Cash flows from operating activities:
Net income (loss)	$1,770	$(5,056)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	13,920	13,520
Deferred taxes	(990)	(2,456)
Stock-based compensation expense	3,012	2,500
Other	310	621
Changes in operating assets and liabilities:
Receivables	(4,099)	(2,092)
Inventories	(25,993)	(32,553)
Prepaid expenses and other current assets	(1,570)	(995)
Trade accounts payable	40,815	34,627
Accrued payroll and payroll taxes	(4,785)	561
Income taxes payable	(2,973)	(3,372)
Deferred rent and tenant allowances	(872)	(521)
Other liabilities	(2,997)	(1,016)
Net cash provided by operating activities	15,548	3,768
Cash flows from investing activities:
Additions to fixed assets	(9,061)	(12,461)
Purchases of marketable securities and other investments	(35,046)	(37,586)
Sales and maturities of marketable securities and other investments	41,200	42,615
Net cash used in investing activities	(2,907)	(7,432)
Cash flows from financing activities:
Proceeds from revolving credit facilities	29,227	1,791
Payments on revolving credit facilities	(24,233)	(1,791)
Proceeds from issuance and exercise of stock-based awards	621	370
Payments for tax withholdings on equity awards	(195)	(172)
Net cash provided by financing activities	5,420	198
Effect of exchange rate changes on cash and cash equivalents	(693)	510
Net increase (decrease) in cash and cash equivalents	17,368	(2,956)
Cash and cash equivalents, beginning of period	24,041	20,247
Cash and cash equivalents, end of period	$41,409	$17,291
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$7,362	$3,660
Accrual for purchases of fixed assets	3,496	2,550

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200